UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2007

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2007, Conexant Systems, Inc. (the "Company") executed an agreement (the "Blouin Agreement") with J. Scott Blouin, pursuant to which Mr. Blouin’s service as Senior Vice President and Chief Financial Officer of the Company ceased effective as of September 9, 2007 and Mr. Blouin became Executive Assistant to the Chief Executive Officer of the Company, which position he held through October 12, 2007.

The Blouin Agreement amended Mr. Blouin’s employment agreement, dated December 12, 2002, as amended February 27, 2004, to provide that the timing of certain amounts payable to Mr. Blouin pursuant to the terms of his employment agreement will satisfy the requirements of, or the requirements for exemption under, Section 409A ("Section 409A") of the Internal Revenue Code of 1986, as amended. Pursuant to the Blouin Agreement, Mr. Blouin will receive certain compensation and benefits that Mr. Blouin is entitled to receive pursuant to his employment agreement (a description of which is included in the Company’s proxy statement for its 2007 Annual Meeting of Shareowners and incorporated herein by reference) as a result of his termination of employment with the Company. Pursuant to his employment agreement, as amended by the Blouin Agreement, Mr. Blouin will continue to receive a salary of $325,000 per annum through October 12, 2009, which salary payments will begin to be paid on April 14, 2008. On April 14, 2008, Mr. Blouin will be entitled to receive a payment of $417,500, which is equal to the sum of (i) the portion of his salary payable to him prior to that date that was delayed to comply with Section 409A, (ii) the amount of his target bonus for a full year and (iii) $60,000. In addition, all of Mr. Blouin’s stock options and shares of restricted stock will continue to vest through October 12, 2009 and all vested stock options may be exercised during that period and for three months thereafter, after which time all of his stock options will expire.

In addition, Mr. Blouin is restricted from soliciting employees or customers of the Company, which provisions will apply to Mr. Blouin until October 12, 2009.

On October 19, 2007, the Company executed an agreement (the "O’Reilly Agreement") with Dennis E. O’Reilly, pursuant to which Mr. O’Reilly’s service as Senior Vice President, Chief Legal Officer and Secretary of the Company ceased effective as of October 16, 2007.

The O’Reilly Agreement amended Mr. O’Reilly’s employment agreement, dated January 15, 2004, to provide that the timing of certain amounts payable to Mr. O’Reilly pursuant to the terms of his employment agreement will satisfy the requirements of, or the requirements for exemption under, Section 409A. Pursuant to the O’Reilly Agreement, Mr. O’Reilly will receive certain compensation and benefits that Mr. O’Reilly is entitled to receive pursuant to his employment agreement (a description of which is included in the Company’s proxy statement for its 2007 Annual Meeting of Shareowners and incorporated herein by reference) as a result of his termination of employment with the Company. Pursuant to his employment agreement, as amended by the O’Reilly Agreement, Mr. O’Reilly will continue to receive a salary of $325,000 per annum through October 16, 2008, which salary payments will begin to be paid on April 18, 2008. On April 18, 2008, Mr. O’Reilly will be entitled to receive a payment of $366,048, which is equal to the sum of (i) the portion of his salary payable to him prior to that date that was delayed to comply with Section 409A, (ii) the amount of his target bonus for a full year and (iii) a pro rata share of his target bonus for the fiscal year ending September 30, 2008. In addition, all of Mr. O’Reilly’s stock options and shares of restricted stock will continue to vest through October 16, 2008 and all vested stock options may be exercised during that period and for three months thereafter, after which time all of his stock options will expire.

In addition, Mr. O’Reilly is restricted from soliciting employees or customers of the Company, which provisions will apply to Mr. O’Reilly until October 16, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

October 22, 2007	By:	Karen Roscher

Name: Karen Roscher
Title: Senior Vice President, Chief Financial Officer and Acting Secretary